As filed with the Securities and Exchange Commission on March 25, 1998.
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                         PENNCORP FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                13-3543540
   (State or Other Jurisdiction                   (I.R.S. Employer
 of Incorporation or Organization)               Identification No.)

  590 Madison Avenue, 38th Floor              SCOTT D. SILVERMAN, ESQ.
     New York, New York  10022                 Senior Vice President,
 (Address, Including Zip Code, of            General Counsel and Secretary
 Registrant's Principal Executive           PennCorp Financial Group, Inc.
            Offices)                       590 Madison Avenue, 38th Floor
                                              New York, New York  10022
                                                   (212) 896-2700
                                       (Name, Address, Including Zip Code, and
                                      Telephone Number, Including Area Code, of
                                                 Agent for Service)


                     1996 Stock Award and Stock Option Plan
                            (Full Title of the Plan)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                           Proposed Maximum   Proposed Maximum
  Title of Securities      Amount to be     Offering Price        Aggregate          Amount of
   to be Registered(1)    Registered(1)      Per Share(2)     Offering Price(2)  Registration Fee
---------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 Par Value        2,800,000 Shares     $30.63         $87,750,000.00       $25,300.38
===================================================================================================

(1) Shares of common stock, $.01 par value per share ("Common Stock"), of PennCorp Financial Group, Inc. (the "Company") being registered hereby relate to the 1996 Stock Award and Stock Option Plan, as amended (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with section (c) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low sales price for Common Stock as reported on the New York Stock Exchange on March 23, 1998.

                        PENNCORP FINANCIAL GROUP, INC.

                             CROSS REFERENCE SHEET


          Item Number and Caption                   Caption in Prospectus
          -----------------------                   ---------------------

1.    Forepart of Registration Statement
      and Outside Front Cover Page of
      Prospectus.............................  Outside Front Cover Page

2.    Inside Front and Outside Back Cover
      Pages of Prospectus....................  Table of Contents; Available
                                               Information; Incorporation of
                                               Certain Documents by Reference

3.    Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges................................  The Company

4.    Use of Proceeds........................  Use of Proceeds

5.    Determination of Offering Price........  Not applicable

6.    Dilution...............................  Not applicable

7.    Selling Security Holders...............  Selling Stockholders

8.    Plan of Distribution...................  Plan of Distribution

9.    Description of Securities to be
      Registered.............................  Not applicable

10.   Interests of Named Experts
      and Counsel............................  Legal Matters

11.   Material Changes.......................  Not applicable

12.   Incorporation of Certain Information
      by Reference...........................  Incorporation of Certain
                                               Documents by Reference

13.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities............................  Not applicable

                               Reoffer Prospectus

                         PennCorp Financial Group, Inc.

                                  Common Stock

                    420,178 shares of Common Stock under the PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan

     This Prospectus is being used in connection with the offering from time to time by certain employees, officers and directors (the "Selling Stockholders") of PennCorp Financial Group, Inc., a Delaware corporation (the "Company"), of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") that have been or may be acquired by them pursuant to the Company's 1996 Stock Award and Stock Option Plan, as amended (the "Plan"). The shares of Common Stock offered hereby are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the shares of Common Stock under the Securities Act to allow for future resale by the Selling Stockholders to the public without restriction.

     The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling
Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off the NYSE, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions may be less than or in excess of those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not receive any of the proceeds from such sales.

     The Selling Stockholders and any dealer participating in the distribution of any shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Common Stock is traded on the NYSE under the symbol "PFG". On March 23, 1998, the last reported sale price of the Common Stock as reported by the NYSE was $29.50 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is March 25, 1998.

                                TABLE OF CONTENTS


                                                                        Page

Available Information..................................................  2

Incorporation of Certain Documents by Reference........................  3

The Company............................................................  3

Use of Proceeds........................................................  4

Selling Stockholders...................................................  4

Plan of Distribution...................................................  7

Legal Matters..........................................................  7


      No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with any offering made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer to sell, solicitation of an offer to buy or sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to such date.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, the Common Stock and the $3.375 Convertible Preferred Stock, par value $.01 per share, of the Company are traded on the NYSE, and the foregoing material is also available for inspection at its offices at 20 Broad Street, New York, New York 10005.

      This Prospectus constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without change at the public reference facilities of the Commission described above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A (Amendments Nos. 1, 2, 3 and 4), filed by the Company with the Commission is incorporated herein by reference.

      All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above are incorporated herein by reference.

      The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A (File No. 1-11422) filed under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, is incorporated herein by reference.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated herein by reference, except that exhibits to such documents will not be provided unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to:
PennCorp Financial, Inc., 3 Bethesda Metro Center, Suite 1600, Bethesda, Maryland, 20814, Attention: Investor Relations, telephone number (301) 656-1777.


                                   THE COMPANY

      The Company, through its operating subsidiaries, is a low cost provider of life insurance, fixed benefit accident and sickness insurance and annuity products throughout the United States and Canada. The Company's products are sold through several distribution channels, including exclusive agents, general agents and payroll deduction programs, and are targeted primarily to middle income individuals in rural and suburban areas.

      The Company's principal executive offices are located at 590 Madison Avenue, New York, New York 10022, and its telephone number is (212) 896-2700. The Company's insurance and related support operations are headquartered in Raleigh, North Carolina and Dallas, Texas.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the shares of the Company's Common Stock by the Selling Stockholders pursuant to this Prospectus.


                              SELLING STOCKHOLDERS

      The following table sets forth the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned by each Selling Stockholder as of the date hereof and the aggregate number of shares of Common Stock that each Selling Stockholder may offer and sell pursuant to this Prospectus. Because the Selling Stockholders may sell all, a portion or none of their shares of Common Stock at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each Selling Stockholder may retain upon completion of the offering to which this Prospectus relates. Unless otherwise indicated, each of the Selling Stockholders has sole investment and voting power with respect to shares beneficially owned.

                                    Number of
       Name of                 Number of Shares          Shares
 Selling Stockholder           Beneficially Owned     Registered(1)
 -------------------           ------------------     -------------

John Collins (2)                   10,250 (2)              3,500

J. Paul Edmondson (3)              10,439 (3)              3,189

Arthur Evans (4)                    8,750 (4)              2,500

Steven W. Fickes (5)              869,645 (5)            179,425

Charles Lubochinski (6)            41,707 (6)             17,107

Elizabeth Malone (7)                3,450 (7)              2,200

James P. McDermott (8)             41,699 (8)             17,266

Thomas A. Player (9)                8,642 (9)              2,514

Michael J. Prager (10)             47,618 (10)            23,068

Alice Robison (11)                  1,000 (11)             1,000

Kenneth Roman (12)                  9,439 (12)             1,979

Bruce W. Schnitzer (13)            44,190 (13)             1,987

Scott D. Silverman (14)            42,581 (14)            16,581

Maurice W. Slayton (15)             7,424 (15)             3,041

David C. Smith (16)                 9,815 (16)             2,355

Carol Spencer (17)                  1,052 (17)             1,000

David J. Stone (18)             1,435,578 (18)           141,466

-------------------
(1) Represents grants of Common Stock (a "Stock Award") that have been granted pursuant to the Plan.

(2) Mr. Collins became an officer of the Company in September 1996, and currently serves as a Vice President of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 4,000 shares of Common Stock owned of record by Mr. Collins and (ii) 6,250 shares of Common Stock subject to a presently exercisable stock option.

(3)  Mr.  Edmondson has been an officer of various  Company  subsidiaries  since
     January 1993, and currently serves as an officer of various of the Company's subsidiaries, including serving as President of Pennsylvania Life Insurance Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 7,250 shares of Common Stock owned of record by Mr. Edmondson and (ii) 3,189 shares of restricted Common Stock.

(4) Mr. Evans became an officer of the Company in September 1996, and currently serves as a Vice President of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 2,500 shares of Common Stock owned of record by Mr. Evans and (ii) 6,250 shares of Common Stock subject to a presently exercisable stock option.

(5) Mr. Fickes has served as Chief Financial Officer and as a director of the Company since August 1990, as President since March 21, 1996, and a Vice Chairman of the Board from August 1990 until March 21, 1996. The number of shares of Common Stock indicated as beneficially owned consists of (i) 192,726 shares of Common Stock owned of record by Mr. Fickes, (ii) 179,425 shares of restricted Common Stock, (iii) 279,500 shares of Common Stock that may be purchased pursuant to presently exercisable stock options awarded to Mr. Fickes pursuant to his Employment Agreement effective April 15, 1996, (iv) 173,160 shares of Common Stock which will be issued to Mr. Fickes on April 15, 2001, in consideration for Mr. Fickes' interest in Knightsbridge Capital, L.L.C. and its related entities, (v) 43,106 shares of Common Stock held of record by Mr. Fickes' wife and (vi) 1,728 shares of Common Stock held of record by Mr. Fickes' children. Mr. Fickes disclaims beneficial ownership of Common Stock not held of record by him.

(6) Mr. Lubochinski became an officer of the Company on May 18, 1993, and currently serves as a Senior Vice President of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 22,000 shares of Common Stock owned of record by Mr. Lubochinski, (ii) 7,107 shares of restricted Common Stock, (iii) 12,500 shares of Common Stock subject to a presently exercisable stock option, and (iv) 100 shares of Common Stock held of record in a trust for the benefit of Mr. Lubochinski's son.

(7) Ms. Malone became an officer of the Company in March 1996, and currently serves as a Vice President of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 2,200 shares of Common Stock owned as of record by Ms. Malone and (ii) 1,250 shares of Common Stock subject to a presently exercisable stock option.

(8) Mr. McDermott became an executive officer of the Company in September 1995, and currently serves as a Senior Vice President of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 21,933 shares of Common Stock owned of record by Mr. McDermott, (ii) 7,266 shares of restricted Common Stock and (iii) 12,500 shares of Common Stock subject to a presently exercisable stock option.

(9) Mr. Player has been a director of the Company since August 1990. The number of shares of Common Stock indicated as beneficially owned consists of (i) 6,128 shares of Common Stock owned of record by Mr. Player, (ii) 1,987 shares of restricted Common Stock and (iii) 527 shares of Common Stock owned of record by Mr. Player's wife. Mr. Player disclaims beneficial ownership of Common Stock not held of record by him.

(10) Mr. Prager became an executive officer of the Company in September 1995, and currently serves as a Senior Vice President and Senior Financial Officer of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 22,050 shares of Common Stock owned of record by Mr. Prager, (ii) 13,068 shares of restricted Common Stock and
     (iii) 12,500 shares of Common Stock subject to a presently exercisable stock option.

(11) Ms. Robison has been an employee of the Company since August 1992, and is currently employed in the Bethesda, Maryland office of the Company. The number of shares of Common Stock indicated as beneficially owned consists of 1,000 shares of Common Stock owned of record by Ms. Robison.

(12) Mr. Roman has been a director of the Company since April 1993. The number of shares of Common Stock indicated as beneficially owned consists of (i) 7,987 shares of Common Stock owned of record by Mr. Roman and (ii) 1,452 shares of restricted Common Stock.

(13) Mr. Schnitzer has been a director of the Company since August 1990. The number of shares of Common Stock indicated as beneficially owned consists of (i) 23,497 shares of Common Stock owned of record by Mr. Schnitzer, (ii) 18,706 shares owned of record by Magical Corporation, of which Mr. Schnitzer is the sole owner and (iii) 1,987 shares of restricted Common Stock.

(14) Mr. Silverman became an executive officer of the Company in September 1995, and currently serves as Senior Vice President, General Counsel and Secretary of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 23,500 shares of Common Stock owned of record by Mr. Silverman, (ii) 6,581 shares of restricted Common Stock and
     (iii) 12,500 shares of Common Stock subject to a presently exercisable stock option.

(15) Mr. Slayton has been a director of the Company since August 1990. The number of shares of Common Stock indicated as beneficially owned consists of (i) 5,437 shares of Common Stock owned of record by Mr. Slayton and (ii) 1,987 shares of restricted Common Stock.

(16) Mr. Smith has been a director of the Company since September 1994. The number of shares of Common Stock indicated as beneficially owned consists of (i) 7,987 shares of Common Stock owned of record jointly by Mr. Smith and his wife and (ii) 1,828 shares of restricted Common Stock.

(17) Ms. Spencer has been an employee of the Company since February 1991, and is currently employed in the Bethesda, Maryland office of the Company. The number of shares of Common Stock indicated as beneficially owned consists of (i) 1,000 shares of Common Stock owned of record by Ms. Spencer and (ii) 52 shares of Common Stock owned of record jointly by Ms. Spencer and her spouse.

(18) Mr. Stone has served as Chairman of the Board and as a director of the Company since its formation in 1989, as Chief Executive Officer since July 1, 1995, as President from July 1, 1995 until March 21, 1996 and as Chief Marketing Officer from August 1990 until May 1993. The number of shares of Common Stock indicated as beneficially owned consists of (i) 520,647 shares of Common Stock held of record by Mr. Stone, (ii) 141,466 shares of restricted Common Stock, (iii) 279,500 shares of Common Stock that may be purchased pursuant to presently exercisable stock options awarded to Mr. Stone pursuant to his Employment Agreement effective April 15, 1996, (iv) 173,160 shares of Common Stock which will be issued to Mr. Stone on April 15, 2001, in consideration for Mr. Stone's interest in Knightsbridge Capital, L.L.C. and its related entities and (v) 320,805 shares of Common Stock held of record by Mr. Stone's wife. Mr. Stone disclaims beneficial ownership of Common Stock not held of record by him.


                              PLAN OF DISTRIBUTION

      The shares of Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling
Stockholders may sell the shares of Common Stock in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off the NYSE, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the shares of Common Stock may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling
Stockholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. The Company will not receive any of the proceeds from such sales.

      The Selling Stockholders and any dealer participating in the distribution of any of the shares of Common Stock or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the shares of Common Stock by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

      In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

      There is no assurance that any of the Selling Stockholders will sell all or any portion of the shares of Common Stock offered hereby.


                                  LEGAL MATTERS

      The validity of the Common Stock has been passed upon for the Company by Scott D. Silverman, Senior Vice President, General Counsel and Secretary of the Company. As of March 25, 1998, Mr. Silverman held 23,500 shares of Common Stock, 6,581 shares of restricted Common Stock and options to purchase an aggregate of 60,000 shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration
Statement:

      (a) The Company's Annual Report on Form 10-K (File No. 1-11422) for the year ended December 31, 1996, as amended by Forms 10-K/A (Amendments Nos. 1, 2, 3 and 4), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the year ended December 31, 1996.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A (File No. 1-11422) filed under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters in connection with the shares of Common Stock offered pursuant to the Plan have been passed upon for the Company by Scott D. Silverman, Senior Vice President, General Counsel and Secretary of the Company. As of March 25, 1998, Mr. Silverman held 23,500 shares of Common Stock, 6,581 shares of restricted Common Stock and options to purchase an aggregate of 60,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person shall have been adjudged to be liable to the Company unless and only to the extent that the court determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

      The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

      The 420,178 shares of Common Stock that were issued as restricted securities to be reoffered or resold pursuant to this Registration Statement were issued in transactions completed without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 8.  Exhibits.

4.1  Third Restated  Certificate of Incorporation  of PennCorp  Financial Group,
     Inc.*

4.2 Certificate of Designation of $3.375 Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10- K for the year ended December 31, 1995).

4.3 Certificate of Designation of Series C Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.4 Certificate of Designation of $3.50 Series II Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 333-13285), as filed with the Securities and Exchange Commission on October 2, 1996).

4.5 Restated By-laws of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

4.6 PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

4.7 Amendment Number One to the PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan.*

5.1  Opinion of Scott D. Silverman.*

15.1 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.*

23.1(a) Consent of KPMG Peat Marwick LLP.*

23.1(b) Consent of KPMG Peat Marwick LLP.*

23.2 Consent of Scott D. Silverman (included in Exhibit 5.1).

24.1 Power of Attorney (see pages II-6 and II-7 of this Registration Statement).

----------------

*     Filed herewith.


Item 9.  Undertakings.

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of March, 1998.

                                 PENNCORP FINANCIAL GROUP, INC.



                                 By:   /s/ David J. Stone
                                    --------------------------------------------
                                    David J. Stone
                                    Chairman of the Board and
                                      Chief Executive Officer


      Each person whose signature to this Registration Statement appears below hereby appoints Scott D. Silverman as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                                   Date
---------                 -----                                   ----

/s/ David J. Stone
----------------------    Chairman of the Board, Chief            March 23, 1998
   David J. Stone         Executive Officer and Director
                          (Principal Executive Officer of
                          the Registrant)

/s/ Steven W. Fickes
----------------------    President, Chief Financial Officer      March 23, 1998
  Steven W. Fickes        Director (Principal Financial and
                          Accounting Officer of the Registrant)

/s/ Allan D. Greenberg
----------------------    Director                                March 23, 1998
 Allan D. Greenberg


/s/ Thomas A. Player
----------------------    Director                                March 23, 1998
  Thomas A. Player






                                    II-6




/s/ Kenneth Roman
----------------------     Director                               March 23, 1998
    Kenneth Roman


/s/ Bruce W. Schnitzer
----------------------     Director                               March 23, 1998
  Bruce W. Schnitzer


/s/ Maurice W. Slayton
----------------------     Director                               March 23, 1998
  Maurice W. Slayton


/s/ David C. Smith
----------------------     Director                               March 23, 1998
    David C. Smith


                                  Exhibit Index


                                                                   Sequentially
Exhibit                                                              Numbered
  No.          Description                                             Page
-------        -----------                                         ------------

4.1            Third Restated Certificate of Incorporation of PennCorp Financial
               Group, Inc.

4.2 Certificate of Designation of $3.375 Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Certificate of Designation of Series C Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.4 Certificate of Designation of $3.50 Series II Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 333-13285), as filed with the Securities and Exchange Commission on October 2, 1996).

4.5 Restated By-laws of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

4.6 PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

4.7 Amendment Number One to the PennCorp Financial Group, Inc. 1996 Stock Award and Stock Option Plan.

5.1            Opinion of Scott D. Silverman.

15.1 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

23.1(a)        Consent of KPMG Peat Marwick LLP.

23.1(b)        Consent of KPMG Peat Marwick LLP.

23.2           Consent of Scott D. Silverman (included in Exhibit 5.1).

24.1           Power of Attorney  (see pages II-6 and II-7 of this  Registration
               Statement).